Exhibit 99.1

Mr. Cooper Group Reports Third Quarter 2018 Financial Results and Signed Agreement for Strategic Acquisition of Originator with $25 Billion Servicing and $10+ Billion Annual Originations

  $(64) million Predecessor quarterly GAAP loss (for one month ended July 31, 2018), $(0.65) per diluted share
  $1,011 million Successor quarterly GAAP income (for two months ended September 30, 2018), $10.99 per diluted share
  $54 million combined adjusted income for Predecessor and Successor, $0.58 per diluted share
  6.5 basis points (bps) combined adjusted servicing profitability
  $65 million combined Servicing pretax income, adjusted pretax income of $81 million
  $32 million combined Originations pretax income, adjusted pretax income of $33 million
  $4 million combined Xome pretax income, adjusted pretax income of $11 million
  Signed agreement for strategic acquisition of originator with $25 billion servicing and $10+ billion annual originations

DALLAS--(BUSINESS WIRE)--November 8, 2018--Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), which principally operates under the Mr. Cooper® and Xome® brands, reported third quarter GAAP net loss of $(64) million, $(0.65) per diluted share for the one month ended July 31, 2018 (Predecessor), and reported GAAP net income of $1,011 million, $10.99 per diluted share for the two months ended September 30, 2018 (Successor). On an adjusted basis, the Company reported combined earnings for the third quarter of $54 million, $0.58 per diluted share.

“This was an extraordinary quarter for our company as we completed the WMIH Corp. merger and renamed the Company. We've made strides in all our business segments. Servicing achieved 6.5 basis points of adjusted profitability, Originations maintained profitability and Xome increased its third-party revenue to 56% with the acquisition of Assurant Mortgage Solutions,” said Jay Bray, Chairman and Chief Executive Officer of Mr. Cooper Group Inc. “We are continuing to make strategic investments to grow all our segments, and we are excited to announce our plans to acquire Pacific Union Financial, LLC. We believe this acquisition is complementary to our business and significantly increases our originations volume and capabilities. Subject to regulatory approvals, the transaction will also allow us to grow our Servicing portfolio by approximately $25 billion upon closing in early 2019.”

Servicing

The Servicing business is focused on providing a best-in-class home loan experience for our 3.2 million customers while also strengthening asset performance for investors. The segment earns recurring revenues from mortgage servicing rights (MSR) and subservicing. In the third quarter, Servicing earned $81 million combined adjusted pretax income or 6.5 basis points of adjusted profitability. Combined adjusted pretax profitability improved 12% from the prior quarter. Combined other income (expense) improved by $9 million primarily due to a decrease in interest expense related to MSR financing and higher float income.

Mr. Cooper boarded $37 billion UPB in the quarter to close the third quarter servicing portfolio at $514 billion UPB. The Company is on track to achieve its previously stated goal of 5% growth for the year with an expectation to end the year at $535 billion UPB.

Mr. Cooper remains confident in achieving adjusted servicing profitability in excess of 6.0 basis points on average for the full year 2018 which will be propelled by a lower prepayment environment and continued efficiencies.

	Quarter Ended
($ in millions)	Q2'18		Q3'18 Combined
	$	BPS	$	BPS
Operational revenue	$277	22.3	$278	22.2
Amortization, net of accretion	(48)	(3.9)	(47)	(3.8)
Mark-to-market	19	1.5	49	3.9
Total revenues	248	20.0	280	22.4
Expenses	(166)	(13.4)	(230)	(18.4)
Total other income (expenses), net	6	0.5	15	1.2
Income before taxes	88	7.1	65	5.2
Mark-to-market	(19)	(1.5)	(49)	(3.9)
Adjustments	3	0.2	65	5.2
Adjusted pretax income	$72	5.8	$81	6.5

	Quarter Ended
	Q2'18		Q3'18 Combined
Ending UPB ($B)	$498		$514
Average UPB ($B)	$497		$500
60+ day delinquency rate	2.8%		2.5%
Annualized CPR	12.1%		11.1%
Annualized CPR, net of recapture	10.5%		9.6%
Modifications and workouts	14,715		14,448

Originations

The Originations business focuses on creating servicing assets at attractive margins through recapture of existing customers, new customer acquisitions, and correspondent originations. The Originations segment earned $33 million combined adjusted pretax income. Originations earnings remained stable and revenue margins improved slightly primarily due to gain on sale revenue.

Mr. Cooper funded nearly 23,000 loans combined in the third quarter, totaling approximately $5.1 billion UPB with $2.4 billion from the consumer direct channel and $2.7 billion from the correspondent channel. In the consumer direct channel, refinance recapture increased 8% quarter-over-quarter to 57%. The correspondent channel has grown over the past year making Mr. Cooper the 10th largest correspondent lender in the U.S.

The consumer direct channel continues to focus on improving cash flow for customers and identifying opportunities for customer recapture. Despite the rise in interest rates, there are approximately 750,000 current Mr. Cooper customers who could see value in refinancing their loan to capitalize on home equity for debt optimization. To help our customers better understand their options, we are launching our upgraded mobile app, Mr. Cooper with Home Intelligence, which places the home, rather than the loan, at the center. The Home Intelligence app provides customers with valuable insights on how their homes fit into their broader financial picture. Within the Home Intelligence app, customers can more easily view the value of their homes, the equity they hold and personalized ways to use that equity to save money and manage their debts. The new app is planned to launch next month to all Mr. Cooper customers.

Given the current interest rate and market environment, Mr. Cooper is targeting Originations adjusted pretax income of $115 million for the full year 2018.

	Quarter Ended
($ in millions)	Q2'18	Q3'18 Combined
Income before taxes	$32	$32
Adjustments	1	1
Adjusted pretax income	$33	$33

	Quarter Ended
($ in millions)	Q2'18	Q3'18 Combined
Total pull through adjusted volume	$5,440	$5,027
Funded volume	$5,542	$5,147
Refinance recapture percentage	53%	57%
Recapture percentage	22%	22%
Purchase volume as a percentage of funded volume	51%	53%

Xome

Xome provides real estate solutions including property disposition, asset management, title, close, valuation, and field services to Mr. Cooper and third-party businesses. The Xome segment earned $11 million combined adjusted pretax income.

On August 1, 2018, Xome acquired Assurant Mortgage Solutions (AMS) to strategically expand revenues and third-party sales. The AMS acquisition complements Xome and grows its third-party client portfolio across its valuation, title, and field services businesses, evidenced by the third-party revenue percentage growing from 28% in the second quarter to an exit rate of 56% at the end of the third quarter. Xome made a strategic decision to discontinue the internal build-out of the field services platform once the AMS acquisition was imminent. Xome will continue to focus on the AMS integration and transformation throughout 2019, and expects to fully ramp up the capture of Mr. Cooper's field services opportunities by mid-2019.

	Quarter Ended
($ in millions)	Q2'18	Q3'18 Combined
Income before taxes	$10	$4
Adjustments	3	7
Adjusted pretax income	$13	$11

	Quarter Ended
	Q2'18	Q3'18 Combined
Exchange property listings sold	3,720	3,230
Exchange property listings at period end	7,417	6,917
Services orders completed	117,093	312,536
Percentage of revenue earned from third-party customers	28%	49%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on November 8, 2018 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally. Please use the participant passcode 2272713 to access the conference call. A simultaneous audio webcast of the conference call will be available in the Investors section of www.mrcoopergroup.com. A replay will also be available by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 2272713 to access the replay. The replay will be accessible through November 22, 2018 at 12:00 P.M. Eastern Time.

Non-GAAP Financial Measures

The Company utilizes non-GAAP (or “adjusted”) financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Adjusted pre-tax income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Adjusted pre-tax income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. These forward looking statements include, but are not limited to, statements regarding the acquisition of Pacific Union, estimates of Servicing's profitability and growth, Originations and Xome adjusted pre-tax income and the integration of Assurant Mortgage Solutions. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Business” and “Risk Factors” sections of WMIH Corp.'s and Nationstar's most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Basis of Presentation

For purpose of Mr. Cooper's financial statement presentation, Mr. Cooper was determined to be the accounting acquirer in the WMIH Corp. merger and Nationstar is considered the “Predecessor” and its assets and liabilities are reflected at fair values as of the merger date of July 31, 2018. Mr. Cooper's interim Consolidated Financial Statements for periods following the close of the Merger are labeled “Successor” and reflect the acquired assets and liabilities from Nationstar. The presentation discusses the results of the Company for the three months ended September 30, 2018 compared to the three months ended June 30, 2018. The financial results for the three months ended June 30, 2018 reflect the results of the Predecessor entity for that time period. With respect to the three months ended September 30, 2018, the Company has separately provided the financial results of the Predecessor for the period from July 1, 2018 through July 31, 2018 and the financial results of the Successor for the period from August 1, 2018 through September 30, 2018, where both are presented under GAAP. The presentation also includes a “Combined” column that combines the Predecessor and Successor results referenced above with respect to the three months ended September 30, 2018. Although the separate financial results of the Predecessor and Successor for the three months ended September 30, 2018 are presented under GAAP, the results reported in the “Combined” column reflect non-GAAP financial measures, as a different basis of accounting was used with respect to the financial results for the Predecessor as compared to the financial results of the Successor. The Company believes that non-GAAP financial measures should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP. The Company presents non-GAAP financial measures in reporting its financial results to provide additional and supplemental disclosure to evaluate operating results. In particular, the Company believes that providing this “Combined” information is useful as a supplement to its standard GAAP financial presentation as it significantly enhances the period-over-period comparability of the Company’s financial results. See the Financial Tables for further information.

Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (millions of dollars, except for earnings per share data)

	Predecessor	Predecessor	Successor	Combined
	Three Months Ended June 30, 2018	For the Period July 1-July 31, 2018	For the Period August 1- September 30, 2018	Three Months Ended September 30, 2018
Revenues:
Service related, net	$298	$95	$235	$330
Mark-to-market	19	25	24	49
Net gain on mortgage loans held for sale	127	44	83	127
Total revenues	444	164	342	506

Total expenses	339	242	275	517

Other income (expense):
Interest income	140	48	90	138
Interest expense	(164)	(53)	(122)	(175)
Other income (expenses)	(2)	—	6	6
Total other income (expenses), net	(26)	(5)	(26)	(31)
Income before income tax expense (benefit)	79	(83)	41	(42)
Income tax expense (benefit)	21	(19)	(979)	(998)
Net income (loss) attributable to Successor/Predecessor	58	(64)	1,020	956
Undistributed earnings attributable to participating stockholders	—	—	9	9
Net income attributable to Mr. Cooper Group	$58	$(64)	$1,011	$947

Earnings per share attributable to common stockholders:
Basic	$0.59	$(0.65)	$11.13
Diluted	$0.59	$(0.65)	$10.99
Weighted average shares of common stock outstanding (in thousands):
Basic	98,203	98,164	90,808
Diluted	99,130	98,164	91,992

MR. COOPER GROUP INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED BALANCE SHEETS (millions of dollars)

	Predecessor	Successor
	June 30, 2018	September 30, 2018
Assets
Cash and cash equivalents	$185	$198
Restricted cash	310	332
Mortgage servicing rights	3,356	3,500
Advances and other receivables, net	1,317	1,174
Reverse mortgage interests, net	9,477	8,886
Mortgage loans held for sale at fair value	1,635	1,681
Mortgage loans held for investment	132	122
Property and equipment, net	123	102
Deferred tax asset	—	934
Other assets	655	799
Total assets	$17,190	$17,728

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$1,815	$2,457
Advance facilities, net	516	596
Warehouse facilities, net	3,086	2,888
Payables and accrued liabilities	1,297	1,342
MSR related liabilities - nonrecourse at fair value	1,063	1,123
Mortgage servicing liabilities	27	79
Other nonrecourse debt, net	7,445	7,165
Total liabilities	15,249	15,650
Total stockholders' equity	1,941	2,078
Total liabilities and stockholders' equity	$17,190	$17,728

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Predecessor
	Three Months Ended for June 30, 2018
	Servicing	Originations	Xome	Corporate and Other	Elim.	Consolidated

REVENUES:
Service related, net	$248	$17	$62	$1	$(11)	$317
Net gain on mortgage loans held for sale	—	116	—	—	11	127
Total revenues	248	133	62	1	—	444
Total expenses	166	102	52	19	—	339
Other income (expense):
Interest income	121	17	—	2	—	140
Interest expense	(115)	(16)	—	(33)	—	(164)
Other expense	—	—	—	(2)	—	(2)
Total other income (expense)	6	1	—	(33)	—	(26)
Pretax income (loss)	$88	$32	$10	$(51)	$—	$79

Income tax expense (Benefit)						21
Net income attributable to common stockholders						$58
Earnings per share
Basic						$0.59
Diluted						$0.59

Adjusted Earnings:
Pretax income (loss)	$88	$32	$10	$(51)	$—	$79
MTM	(19)	—	—	—	—	(19)
Adjustments	3	1	3	2	—	9
Adjusted pretax income (loss)	$72	$33	$13	$(49)	$—	$69
Income tax expense						(17)
Adjusted earnings						$52
Adjusted diluted EPS						$0.53

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Combined
	Three Months Ended for September 30, 2018
	Servicing		Originations	Xome	Corporate and Other	Elim.	Consolidated

REVENUES:
Service related, net	$280		$14	$95	$—	$(10)	$379
Net gain on mortgage loans held for sale	—		117	—	—	10	127
Total revenues	280		131	95	—	—	506
Total expenses	230		100	90	97	—	517
Other income (expense):
Interest income	119		16	—	3	—	138
Interest expense	(109)		(16)	(1)	(49)	—	(175)
Other expense	5		1	—	—	—	6
Total other income (expense)	15		1	(1)	(46)	—	(31)
Pretax income (loss)	$65		$32	$4	$(143)	$—	$(42)

Adjusted Earnings:
Pretax income (loss)	$65		$32	$4	$(143)	$—	$(42)
MTM	(49)	—	—	—	—	—	(49)
Adjustments	65	—	1	7	75	—	148
Adjusted pretax income (loss)	$81		$33	$11	$(68)	$—	$57
Income tax expense							(3)
Adjusted earnings							$54
Adjusted diluted EPS							$0.58

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Predecessor
	For the Period July 1-July 31, 2018
	Servicing	Originations	Xome	Corporate and Other	Elim.	Consolidated

REVENUES:
Service related, net	$97	$4	$22	$—	$(3)	$120
Net gain on mortgage loans held for sale	—	41	—	—	3	44
Total revenues	97	45	22	—	—	164
Total expenses	126	34	19	63	—	242
Other income (expense):
Interest income	41	6	—	1	—	48
Interest expense	(35)	(6)	—	(12)	—	(53)
Other expense	—	—	—	—	—	—
Total other income (expense)	6	—	—	(11)	—	(5)
Pretax income (loss)	$(23)	$11	$3	$(74)	$—	$(83)

Income tax expense (benefit)						(19)
Undistributed earnings attributable to participating stockholders						$—
Net income attributable to common stockholders						$(64)
Earnings per share
Basic						$(0.65)
Diluted						$(0.65)

UNAUDITED SEGMENT STATEMENT OF OPERATIONS & EARNINGS RECONCILIATION (millions of dollars, except for earnings per share data)

	Successor
	For the Period August 1 - September 30, 2018
	Servicing	Originations	Xome	Corporate and Other	Elim.	Consolidated

REVENUES:
Service related, net	$183	$10	$73	$—	$(7)	$259
Net gain on mortgage loans held for sale	—	76	—	—	7	83
Total revenues	183	86	73	—	—	342
Total expenses	104	66	71	34	—	275
Other income (expense):
Interest income	78	10	—	2	—	90
Interest expense	(74)	(10)	(1)	(37)	—	(122)
Other expense	5	1	—	—	—	6
Total other income (expense)	9	1	(1)	(35)	—	(26)
Pretax income (loss)	$88	$21	$1	$(69)	$—	$41

Income tax expense (benefit)						(979)
Undistributed earnings attributable to participating stockholders						$9
Net income attributable to common stockholders of Mr. Cooper Group						$1,011
Earnings per share
Basic						$11.13
Diluted						$10.99

CONTACT:
Mr. Cooper Group Inc.
Rich Delgado, 214-687-4844